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                                                                     Exhibit 2.4
                                                                     -----------
                                                                  Execution Copy
                                                                  --------------

                              INVESTMENT AGREEMENT

     This Investment Agreement is between TranSwitch Corporation, a Delaware corporation ("TranSwitch"), and you as the undersigned stockholder (the
              ----------
"Stockholder") of Onex Communications Corporation, a Delaware corporation
 -----------
("Onex") dated as of September 21, 2001.
  ----

     A. TranSwitch, Opal Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of TranSwitch ("Merger Sub") and Onex have entered into
                                        ----------
an Agreement and Plan of Merger dated as of August 16, 2001 (the "Merger
                                                                  ------
Agreement").
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     B.  The Merger Agreement provides for the merger of Onex into Merger Sub
(the "Merger").  Upon the consummation of the Merger, the undersigned
      ------
Stockholder will become the owner of shares of Common Stock of TranSwitch (the "TranSwitch Common Stock").
 -----------------------

     C. All capitalized terms shall have the same meaning as defined in the Merger Agreement unless otherwise indicated herein.

     Intending to be legally bound, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, TranSwitch and you, as the Stockholder, hereby agree as follows:

     1.  Securities Act Matters.  You acknowledge and agree that the TranSwitch
         ----------------------
Common Stock to be issued to you has not been (and at the time of acquisition by you, will not have been) registered under the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "Securities
                                                                  ----------
Act"), or under the securities laws of any state, in reliance upon certain
---
exemptive provisions of such statutes, and has not been registered under or qualified under the securities or other laws of any other jurisdiction. You recognize and acknowledge that such claims of exemption are based, in part, upon your representations contained in this Agreement. You further recognize and acknowledge that, because the TranSwitch Common Stock is not registered under federal and state laws, it is not presently eligible for public resale and may only be resold, assigned, transferred, pledged or otherwise disposed of pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. You recognize and acknowledge that Rule 144 promulgated under the Securities Act (which facilitates routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) is not now available to you for resale of the TranSwitch Common Stock, and you recognize and acknowledge that, in the absence of the availability of Rule 144, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, none of which may be available for resale or other disposition of the TranSwitch Common Stock by you. You recognize and acknowledge that, except as set forth in a Registration Rights Agreement being executed in connection with this Agreement, TranSwitch is under no obligation to register the TranSwitch Common Stock, either pursuant to the Securities Act or the securities laws of any state or to supply the information which may be necessary to enable you to sell the TranSwitch Common Stock. You agree that TranSwitch, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing your shares of TranSwitch Common Stock and may place legends on such certificates in
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the form provided in Section 2 hereof.

     2.  Restrictive Legend.  Each certificate representing TranSwitch Common
         ------------------
Stock shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

       "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION; (ii) THE CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION OR (iii) THE CORPORATION IS OTHERWISE SATISFIED THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION. THE HOLDER OF THIS SECURITY IS ENTITLED TO CERTAIN REGISTRATION RIGHTS AND SUBJECT TO CERTAIN RESTRICTIONS ON SALE, PLEDGE OR DISPOSITION OF THIS SECURITY AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT AND AN INVESTMENT AGREEMENT EACH AS MAY BE AMENDED AND IN EFFECT FROM TIME-TO-TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION."

     Such certificates shall not bear such legend if in the opinion of counsel satisfactory to TranSwitch the securities being sold thereby may be publicly sold without registration under the Securities Act and applicable state securities laws or if such securities have been sold pursuant to Rule 144 or an effective registration statement.

     3.  Notice of Proposed Transfer.  Prior to any proposed transfer of any
         ---------------------------
TranSwitch Common Stock other than pursuant to an effective registration statement, the holder thereof shall give written notice to TranSwitch of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by TranSwitch, shall be accompanied by an opinion of counsel satisfactory to TranSwitch to the effect that the proposed transfer may be effected without registration under the Securities Act and applicable state securities laws, whereupon, if such proposed transfer is otherwise in accordance with the terms hereof, the holder of such security shall be entitled to transfer such security in accordance with the terms of its notice. If requested by TranSwitch, a transferee of TranSwitch Common Stock (other than TranSwitch Common Stock sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144) will execute, as a condition of such transfer, an agreement to be bound by this Agreement in a form acceptable to TranSwitch and provide such other information and representations as TranSwitch may reasonably request. Each certificate for TranSwitch Common Stock transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of TranSwitch) would be entitled to transfer such securities in a public sale without registration under the Securities Act and applicable state securities laws. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the
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provisions of that Section.

     4.  Representations and Covenants.  You hereby represent and warrant to
         -----------------------------
TranSwitch as follows:

         (a) YOU UNDERSTAND THAT YOUR INVESTMENT IN THE TRANSWITCH COMMON STOCK INVOLVES RISK.

         (b) YOU HAVE CONSULTED YOUR OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR YOU. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT OR INFORMATION FURNISHED TO YOU SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

         (c) You are acquiring the TranSwitch Common Stock to be issued to you solely in exchange for the Onex Stock owned by you in connection with the transactions contemplated by the Merger Agreement.

         (d) You have paid no brokerage or similar commissions in connection with the acquisition of such TranSwitch Common Stock.

         (e) You are acquiring such TranSwitch Common Stock solely for your account and not with a present view toward resale or other distribution thereof.

         (f) TranSwitch has made available to you, during the course of this transaction and prior to the acquisition of the TranSwitch Common Stock, the opportunity to ask questions of and receive complete and correct answers from representatives of TranSwitch concerning the terms and conditions of the TranSwitch Common Stock and to obtain any additional information relating to the financial condition and business of TranSwitch, all of your questions have been answered to your satisfaction and you have obtained such information relating to TranSwitch as you have deemed necessary to make an investment decision regarding the TranSwitch Common Stock.

         (g) You understand that you must bear the economic risk of your investment in the TranSwitch Common Stock for an indefinite period of time.

         (h) You have adequate means of providing for your current needs and personal contingencies and have no need for liquidity in connection with this investment in the TranSwitch Common Stock.

         (i) Your overall commitment to investments which are not readily marketable is not disproportionate to your net worth and your investment in the TranSwitch Common Stock will not cause such overall commitment to become excessive. The acquisition of the TranSwitch Common Stock by you is consistent with your general investment objectives.

         (j) If you are not a natural person, you were not organized for the specific purpose of acquiring the TranSwitch Common Stock.
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         (k)  You received an offer concerning the TranSwitch Common Stock and first learned of this investment in the state or other jurisdiction listed in the residence address on the signature page hereto, and intend that the state securities laws of that state or other jurisdiction alone govern this transaction.

         (l)  You hereby acknowledge receipt of the documents described in
Section 5.5 of the Merger Agreement, which you have reviewed.

     You acknowledge and warrant that any exhibits to these documents which were not directly furnished to you have been made available to you, at your request, prior to consummation of the transactions contemplated by the Merger Agreement. You further acknowledge and warrant that, prior to the execution of this Agreement, you have had the opportunity to ask questions and receive answers from TranSwitch and Onex concerning the terms and conditions of the transactions contemplated by the Merger Agreement and the issuance of the TranSwitch Common Stock, and concerning any of the documents identified above, and to obtain such additional further information from TranSwitch and Onex as you have deemed necessary to verify the accuracy of the information contained in the documents identified above or any other information furnished to you.


        (The remainder of this page has been left blank intentionally.)
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                     Signature Page of Investment Agreement

     IN WITNESS WHEREOF, the parties have caused this Investment Agreement to be executed as of the date first above written.


TranSwitch Corporation                     Name of Stockholder: ________________


By: __________________________             By: __________________________
    Name:______________________                Title, if any:
    Title:_______________________
                                           Address: _____________________
                                                    _____________________
                                                    _____________________
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                                                                       Exhibit A


     An "Accredited Investor" means any person or entity who comes within any of the following categories:

     1. A natural person whose net worth, either individually or jointly with such person's spouse and inclusive of the value of the Onex securities, having net worth or joint net worth, at the time of his purchase, in excess of $1,000,000.

     2. A natural person who had individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in 1999 and 2000 and reasonably expects to reach the same income level in 2001.

     3. A corporation, partnership or other organization described in Section 501(c)(3) of the Internal Revenue Code, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     4. An entity which falls within one of the following categories of institutional accredited investors set forth in Rule 501(a) of Regulation D under the Securities Act:

          (a) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or a fiduciary capacity.

          (b) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 as amended.

          (c) An insurance company as defined in Section 2(13) of the Securities Act.

          (d) An investment company registered under the Investment Company Act of 1940 or as a business development company as defined in
               Section 2(a)(48) of that Act.

          (e) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          (f) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

          (g) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          (h) An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the
               investment decision is made by a
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               plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

          (i) A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purpose is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

5. An entity in which all of the equity owners are accredited investors and described in one or more of the categories set forth in paragraph 1 and 4 above.
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                                                                       Exhibit B


                     PURCHASER REPRESENTATIVE CERTIFICATION


The undersigned, as Purchaser Representative to certain stockholders (the "Stockholders") of Onex Communications Corporation, a Delaware corporation
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("Onex"), in a proposed merger and acquisition by TranSwitch Corporation, a
  ----
Delaware corporation ("TranSwitch"), in which TranSwitch is proposing to issue
                       ----------
shares of its Common Stock to the Stockholders in exchange for their Onex Common Stock, hereby states and certifies to TranSwitch as follows:

1. I am familiar with the definition and qualifications of a "Purchaser Representative" as set forth in Rule 501(h) of the Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

2. I certify that I meet the conditions applicable to a Purchaser Representative and am qualified to act in such capacity in connection with this transaction and agree to act in such capacity.

3.  I am not an affiliate, director, officer or other employee of TranSwitch.

4. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the transaction on behalf of the Stockholders.


                                             PURCHASER REPRESENTATIVE:

                                             ________________________

                                             Name: __________________

                                             Date: __________________